Exhibit 10.3

EXECUTION VERSION

11 February 2005

SECURITY TRUST DEED

between

CONSTAR INTERNATIONAL U.K. LIMITED

as a Company

and

CITICORP USA, INC.

CITICORP NORTH AMERICA, INC.

CITIBANK, N.A.

as Secured Parties

and

CITIBANK, N.A., LONDON BRANCH

as Security Trustee

WEIL, GOTSHAL & MANGES

One South Place London EC2M 2WG

Tel: +44 (0) 20 7903 1000 Fax: +44 (0) 20 7903 0990

www.weil.com

TABLE OF CONTENTS

		Page
1	INTERPRETATION	1

2	DECLARATION OF TRUST	3

3	DELEGATION BY SECURITY TRUSTEE	3

4	INVESTMENT BY SECURITY TRUSTEE	3

5	APPLICATION OF PROCEEDS	3

6	SECURITY TRUSTEE’S RIGHTS AND DUTIES	4

7	ADDITIONAL POWERS	9

8	APPOINTMENT AND RESIGNATION OF SECURITY TRUSTEES	9

9	REMUNERATION	10

10	TRANSFERS	12

11	REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS	12

12	PARTIAL INVALIDITY	13

13	PERPETUITY PERIOD	13

14	COUNTERPARTS	13

15	GOVERNING LAW	13

16	JURISDICTION	13

SCHEDULE 1 Form of Accession Undertaking		14

i

THIS SECURITY TRUST DEED (this “Deed”) is made on 11 February 2005

AMONG:

(1)	CONSTAR INTERNATIONAL U.K. LIMITED, a company incorporated under the laws of England and Wales with company number 02407933 (“Constar UK”);

(2)	CITICORP USA, INC. (the “Administrative Agent”);

(3)	CITICORP USA, INC.;

(4)	CITICORP NORTH AMERICA, INC.

(5)	CITIBANK, N.A.; and

(6)	CITIBANK, N.A., LONDON BRANCH, as trustee for the Secured Parties (the “Security Trustee”), which expression includes all other persons for the time being the security trustee or trustees for the Secured Parties under this Deed).

WHEREAS

(A)	The Companies have granted to the Security Trustee certain security in respect of the Secured Obligations owed by the Companies to the Secured Parties under the Loan Documents.

(B)	The Security Trustee has agreed to act as the trustee of the Trust Property under this Deed for the benefit of the Secured Parties upon the terms and conditions contained in it.

(C)	The Security Trustee intends this Deed to, and it shall, take effect as a deed.

1	INTERPRETATION

1.1 Definitions In this Deed the following terms have the meanings given to them in this Clause 1.1.

“Accession Undertaking” means an undertaking in the form set out in Schedule 1 (Form of Accession Undertaking) hereto.

“Companies” means, collectively, Constar UK and any additional company which becomes a party to this Deed and “Company” shall mean any of them as the context may require.

“Debenture” means the debenture dated on or about the date of this Deed and made between Constar UK and the Security Trustee.

“Exposure” means at any time in relation to a Secured Party all amounts which are owing, actually or contingently, at such time by the Companies to such Secured Party under the Loan Documents, whether or not due.

“Facility Agreement” means the facility agreement dated on or about the date of this Deed between the Borrower, the Lenders, Citicorp USA, Inc. as administrative agent and the Security Trustee.

“Trust Property” means:

(a)	all assets and rights from time to time transferred, mortgaged, charged, assigned to and/or vested in the Security Trustee under or in connection with any UK Security Document;

(b)	the security interests from time to time constituted by or pursuant to or evidenced by the UK Security Documents;

(c)	all representations, obligations, covenants, warranties or other contractual provisions in favour of the Security Trustee (other than any made or granted solely for its own benefit) made or granted in or pursuant to any of the UK Security Documents;

(d)	all sums received or recovered by the Security Trustee under, pursuant to or in connection with this Deed and/or any UK Security Document or the exercise of any of the Security Trustee’s powers under or in connection therewith and which are required to be held by the Security Trustee upon trust on the terms of this Deed and/or any UK Security Document; and

(e)	all income and other sums at any time received or receivable by the Security Trustee in respect of the Trust Property (or any part thereof).

“UK Security Documents” means this Deed, the Debenture and any other document entered into from time to time by any of the Companies pursuant to which each such Company undertakes a liability to the Security Trustee as security trustee for the Secured Parties in respect of any of the Secured Obligations or which creates or evidences a security interest in favour of the Security Trustee as security trustee for the Secured Parties over any of the assets of such Company as security for any of the Secured Obligations or which creates or evidences any right or interest related thereto.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2 Interpretation

(a)	Unless otherwise defined in this Deed, terms defined and references construed in the Facility Agreement or the Debenture have the same meanings in this Deed and the construction rules set out in Section 1.5 (Certain Terms) of the Facility Agreement shall apply to this Deed as though they were set out in full in this Deed except that references to “this Agreement” shall be construed as references to this Deed. The Administrative Agent undertakes to deliver a copy of any amendment to the Facility Agreement to the Security Trustee and unless and until the Security Trustee receives such amendment, it shall be entitled to assume that no such amendment has been made.

(b)	The terms of the other Loan Documents and of any side letters between the parties thereto in relation to the Loan Documents are incorporated into this Deed to the extent required for any purported disposition of the Trust Property to be a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

1.3 Third Party Rights A person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

1.4 Effect as a Deed This Deed is intended to take effect as a deed notwithstanding the fact that a party may only execute this Deed under hand.

2	DECLARATION OF TRUST

The Security Trustee declares that it shall hold the Trust Property on trust for the Secured Parties on the terms contained in this Deed. Each of the parties to this Deed agrees that the Security Trustee shall have those duties, obligations and responsibilities expressly specified in this Deed and the UK Security Documents (and no others shall be implied) and, without limiting the foregoing, each of the Secured Parties authorises, ratifies, confirms and approves the Security Trustee’s entering into the Debenture. In exercising its rights, powers and discretions under the UK Security Documents, the Security Trustee shall act subject to and in accordance with this Deed. If there is any conflict between the provisions of this Deed and the other UK Security Documents, the provisions of this Deed shall prevail. The rights, power and discretions conferred upon the Security Trustee by this Deed shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Trustee by general law or otherwise.

3	DELEGATION BY SECURITY TRUSTEE

The Security Trustee may at any time and from time to time upon notice to the Administrative Agent delegate by power of attorney or in any other manner to any person or persons all or any of the rights, powers and discretions which are for the time being exercisable by the Security Trustee under this Deed or any of the UK Security Documents. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Security Trustee may think fit. The Security Trustee shall not be in any way liable or responsible to the Companies, any Secured Party or any other person for any claim, loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate except in the case of fraud, wilful misconduct or gross negligence on the part of the Security Trustee in the appointment of such delegate or sub-delegate.

4	INVESTMENT BY SECURITY TRUSTEE

Pending appropriation and distribution under Clause 5 (Application of Proceeds), the Security Trustee shall place any sum received, recovered or held by it in respect of the Trust Property in a suspense account and shall invest an amount equal to the balance from time to time standing to the credit of that suspense account in any of the investments authorised by paragraph (o) of Clause 6.2 (Supplemental Provisions Relating to Security Trustee) with power from time to time in its absolute discretion to vary any such investments. The income from those investments shall be credited to the relevant suspense account when received by the Security Trustee.

5	APPLICATION OF PROCEEDS

5.1 Order of Application The Security Trustee shall appropriate and distribute all sums received, recovered or held by it in respect of the Trust Property as set out in Section 2.13 (Payments and Computations) of the Facility Agreement (but without prejudice to the right of the Secured Parties (or any of them) to recover any shortfall from the Companies).

5.2 Timing of Distributions Distributions by the Security Trustee shall be made at such times as the Security Trustee in its absolute discretion determines to be as soon as reasonably practical, having regard to all relevant circumstances.

5.3 Distribution Deemed to be Made Gross As between the Secured Parties, a Secured Party shall be deemed to have received from the Security Trustee any amount which the Security Trustee is at any time required by law to deduct or withhold on account of tax from any distribution made by the Security Trustee to that Secured Party under this Deed. However, this shall not prejudice any right which that Secured Party may have against the Companies under the Loan Documents or any other person (whether under a grossing-up clause or otherwise) but, as between the Secured Parties, any such indebtedness shall rank after all other Secured Obligations.

5.4 Basis of Distribution For the purpose of any distribution by the Security Trustee, the Security Trustee may fix a date as at which the amount of the Secured Obligations is to be calculated. Any such date must not be more than 10 days before the proposed date of the relevant distribution. For the purposes of determining the amount of any payment to be made pursuant to Clause 5.1 (Order of Application) to any Secured Party, the Security Trustee shall be entitled to call for a certificate of the amount, currency and nature of any Secured Obligation due, owing or incurred to the relevant Secured Party at the date fixed by the Security Trustee for such purpose and as to such other matters as the Security Trustee may deem necessary or desirable to enable it to make a distribution. The Security Trustee shall be entitled to rely on any such certificate.

5.5 Unwinding Any appropriation or distribution which later transpires to have been, or is agreed by the Security Trustee to have been, invalid, or which has to be refunded, shall be refunded and shall be deemed never to have been made provided that the Security Trustee shall be under no obligation to make such repayment or refund unless it has first received the requisite amount from the recipient of such invalid or refundable appropriation or distribution.

6	SECURITY TRUSTEE’S RIGHTS AND DUTIES

6.1 Rights and Duties

(a)	The Security Trustee shall have only those duties, obligations and responsibilities expressly specified in this Deed and the UK Security Documents and shall not have any implied duties, obligations or responsibilities. In performing or carrying out its duties, obligations and responsibilities, the Security Trustee shall be considered to be acting only in a mechanical and administrative capacity (save as expressly provided in this Deed or the UK Security Documents) and shall not have or be deemed to have any duty, obligation or responsibility to or relationship of trust or agency with the Companies.

(b)	The Security Trustee shall act solely in accordance with any instructions given to it by the Administrative Agent and shall assume that (i) any instructions received by it from the Administrative Agent are duly given by or on behalf of the Secured Parties (or the requisite proportion of them) in accordance with the terms of the Loan Documents and (ii) unless it has received actual written notice of revocation, that any instructions or directions given by the Administrative Agent have not been revoked and no revocation of any such instructions by the Administrative Agent shall affect any action taken by the Security Trustee in reliance upon such instruction or direction prior to actual receipt of the notice of revocation. The Security Trustee shall carry out all dealings with the Secured Parties through the Administrative Agent.

(c)	If the Administrative Agent in issuing any instruction breaches any rights or restrictions set out in the Loan Documents this shall not invalidate the instruction unless the Administrative Agent informs the Security Trustee in relation to the instruction made or given by it before the Security Trustee commences to act on such instruction that such instruction was invalid and should not be acted on. If the Security Trustee is so informed after it has commenced to act on an instruction the validity of any action taken shall not be affected but the Security Trustee shall take no further action in accordance with such instruction, except to the extent that it has become legally obliged to do so;

(d)	The Security Trustee shall not be obliged to take any action or proceedings under or in relation to any Loan Document unless it has received a request or instruction from the Administrative Agent and shall not be responsible for any delay or failure to take any such action or proceedings;

(e)	The Security Trustee is a party to the UK Security Documents solely for the purpose of being a beneficiary of the Trust Property and the Security Trustee assumes none of the obligations of the other Secured Parties under the UK Security Documents as a result thereof.

6.2 Supplemental Provisions Relating to Security Trustee Notwithstanding that the Security Trustee may be entitled to remuneration, the Security Trustee shall have all the rights, powers, discretions, privileges and immunities which gratuitous trustees have or may have in England and, by way of supplement to the Trustee Act 1925 and the Trustee Act 2000, it is expressly declared as follows:

(a)	The Security Trustee may execute each of the UK Security Documents and all such further documents as may be approved by the Lenders or the Administrative Agent for execution by the Security Trustee.

(b)	The Security Trustee may, acting in good faith, rely on any communication, certificate, legal opinion or other document believed by it to be genuine.

(c)	The Security Trustee may, acting in good faith, rely as to any matter of fact which might reasonably be expected to be within the knowledge of the relevant Company or a statement by or on behalf of the relevant Company.

(d)	The Security Trustee may, acting in good faith, accept as sufficient evidence a certificate signed by any person believed by it to be a director or otherwise authorised officer or agent of the relevant Company to the effect that any particular dealing, transaction, step or thing is, in the opinion of the person so certifying, suitable or expedient or as to any other fact or matter upon which the Security Trustee may require to be satisfied. The Security Trustee shall be in no way bound to call for further evidence or be responsible for any loss that may be occasioned by acting on any such certificate.

(e)	The Security Trustee may obtain and pay for such legal or other expert advice or other expert advice or services as it may deem necessary or desirable and rely on any such advice. In relation to any of the provisions of this Deed, any of the UK Security Documents, or any other agreement, matter or thing relating to any Company or the Trust Property, the Security Trustee may act on the opinion or advice of or any information obtained from any lawyer, accountant, architect, engineer, surveyor, broker, consultant, valuer or other expert, whether obtained by the Security Trustee or otherwise, and shall not be responsible for any loss occasioned by so acting.

(f)	Any opinion, advice or information referred to in paragraph (e) of this Clause 6.2 (Supplemental Provisions Relating to Security Trustee) above may be sent or obtained by letter, telex message, facsimile, transmission, cablegram, telephone or any other means. The Security Trustee shall not be liable for acting on any opinion, advice or information purporting to be so conveyed although the same shall contain some error or shall be authentic.

(g)	Subject to the terms of this Deed and the UK Security Documents, the Security Trustee may retain for its own benefit and without liability to account any fee or other sum receivable by it for its own account.

(h)	The Security Trustee may accept deposits from, lend money to, provide any advisory or other services to, or engage in any kind of banking or other business with, any Company or any other Secured Party or, in either case, a subsidiary or associated company of any such person (and, in each case, may do so without liability to account or disclose any such arrangements to any person).

(i)	The Security Trustee may perform any of its duties, obligations and responsibilities under this Deed or the UK Security Documents by or through any of its personnel and/or may employ and pay an agent to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Trustee (including the receipt and payment of money). Any agent who is a lawyer, accountant, architect, auctioneer, engineer, surveyor, broker, consultant, valuer or other person engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner or employee of his in connection with the trusts hereof.

(j)	The Security Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any applicable jurisdiction or any directive or regulation of any agency of any state or which would or might otherwise render it liable to any person and may do anything which is, in its absolute discretion, necessary to comply with any such law, directive or regulation.

(k)	The Security Trustee shall not be liable for any failure, omission or defect in perfecting the security interests created by or pursuant to the UK Security Documents including without prejudice to the generality of the foregoing:

(i)	failure to obtain any licence, consent or other authority for the execution, delivery, validity, legality, adequacy, performance, enforceability or admissibility in evidence of any UK Security Document;

(ii)	failure to effect or procure registration of or otherwise protect any of the security interests created by the UK Security Documents by registering under any applicable registration laws in any territory by any notice, caution, filing, registration or other entry prescribed by or pursuant to the provisions of the said laws;

(iii)	failure to require the deposit with it of any deed or document certifying, representing or constituting the title of any Company to any of the property mortgaged, charged, assigned or otherwise encumbered by or pursuant to any of the UK Security Documents; or

(iv)	failure to require any further assurances in relation to any of the UK Security Documents.

(l)

The Security Trustee may accept without enquiry, requisition, objection or investigation of such title as any Company may have to that part of the assets belonging to it (or any part thereof) which is the subject matter of this Deed or any of the UK Security Documents and shall not be liable for any failure or omission to ascertain or investigate the title of any Company or other person to any asset now or at any time hereafter subject or purporting to be subject to any security interests created by or pursuant to the UK Security Documents.

(m)	The Security Trustee and every Receiver, delegate, sub-delegate, attorney, agent or other person appointed under this Deed or any of the UK Security Documents may indemnify itself or himself out of the Trust Property against all actions, charges, claims, costs, damages, demands, expenses, liability, loss or proceedings which may be brought, made or preferred against or suffered, incurred or sustained by it or him in relation to, in connection with, or arising out of the entry into, this Deed or any UK Security Document, the taking or holding of any of the guarantees and/or security given or created by or pursuant to the UK Security Documents and/or in the execution of any right or trust vested in any of them by this Deed or any UK Security Document and/or in respect of any other matter or thing done or omitted to be done in any way relating to this Deed or any UK Security Document and/or acting as Security Trustee or any such other capacity other than those costs, damages, expenses, liabilities or losses which are directly attributable to the gross negligence or wilful misconduct of such person.

(n)	The Security Trustee may place any or all title deeds and other documents certifying, representing or constituting the title to any of the assets subject to the security conferred by the UK Security Documents and for the time being in its hands in any safe deposit, safe or receptacle selected by the Security Trustee or with any banker or banking company or company whose business includes undertaking the safe custody of documents or any solicitor or firm of solicitors. The Security Trustee may in its absolute discretion make any such arrangements as it thinks fit for allowing any of the Companies or its solicitors or auditors or other advisers access to or possession of any such title deeds and other documents when necessary or convenient. The Security Trustee shall not be responsible for any loss incurred in connection with any such deposit, access or possession.

(o)	All moneys which under the trusts contained in this Deed are received or held by the Security Trustee may be invested in the name of or under the control of the Security Trustee in any investment for the time being authorised by English law for the investment by trustees of trust moneys or by placing the same on deposit in the name of or under the control of the Security Trustee at such bank, financial institution or company (including the Security Trustee) as the Security Trustee may think fit and the Security Trustee may at any time vary, exchange, transfer or transpose any such investments for or into other such investments. The Security Trustee shall not be responsible for any loss occasioned thereby, whether by depreciation in value or otherwise. Any investment may, at the discretion of the Security Trustee, be made or retained in the names of nominees.

(p)	The Security Trustee may refrain from taking any (or any further) action or exercising any right, power or discretion vested in it under this Deed or any UK Security Document until it has been indemnified and/or secured to its satisfaction against any and all actions, charges, claims, costs, damages, demands, expenses, liabilities, losses and proceedings (including legal, accountants’ and other professional fees) which might be brought, made or preferred against or suffered, incurred or sustained by it as a result.

(q)	Neither the Security Trustee nor any of its personnel or agents makes, or shall at any time be deemed to make, any representation or warranty (express or implied) as to, or shall be responsible or liable to any person for:

(i)	the adequacy, accuracy or completeness of any representation, warranty, statement or information in this Deed or any other UK Security Document, any notice, report or other document, statement or information circulated, delivered or made to any Secured Party whether orally or otherwise and whether before, on or after the date of this Deed;

(ii)	the execution, delivery, validity, legality, priority, ranking, adequacy, performance, enforceability or admissibility in evidence of this Deed or any UK Security Document or any other document referred to in paragraph (a) above or of any security created thereby or any obligations imposed thereby or assumed thereunder; or

(iii)	anything done or not done by it or any of them under or in connection with this Deed or any other UK Security Document or any other notice or document save in the case of its or their own gross negligence or wilful misconduct.

(r)	The Security Trustee may upon a disposal to any third party of any property the subject of any of the security interests created under any of the UK Security Documents by any Receiver, or by any Company where the Security Trustee has consented to the disposal, release such property from such security.

6.3 No Duty to Enquire The Security Trustee may assume without enquiry that each Company and/or each other person is duly performing and observing and/or, as the case may be, is in compliance with all the representations, warranties, undertakings, covenants, conditions, provisions and obligations contained in any UK Security Document on its part to be performed, observed or complied with and that no Event of Default or the like has occurred unless an officer of the Security Trustee (while active on matters relating to the Companies) acquires actual knowledge to the contrary and that if the Security Trustee receives any instructions or directions from the Administrative Agent to take any action in relation to the Trust Property, it may assume that all applicable conditions under the Loan Documents for taking that action have been satisfied.

6.4 No Duty to Collect Payments The Security Trustee shall not have any duty to ensure that any payment or other financial benefit in respect of any of the Trust Property is duly and punctually paid, received or collected as and when the same becomes due and payable or to secure that the correct amounts (if any) are paid or received or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise on, or in respect of or in substitution for any of the Trust Property.

6.5 Indemnity to Security Trustee To the extent that any Company does not do so on demand or is not obliged to do so, each Secured Party shall indemnify the Security Trustee in the proportion which its Exposure bears to the aggregate Exposures of all the Secured Parties for the time being (or, if the Exposures of each of the Secured Parties are zero, immediately prior to their being reduced to zero) against any action, charge, claim, cost, damage, demand, expense, liability, loss or proceeding or sustained or incurred by the Security Trustee in complying with any instructions from the Lenders (via the Administrative Agent) or otherwise sustained or incurred by the Security Trustee in connection with this Deed or any UK Security Document or its rights, powers, discretions, duties, obligations and responsibilities under any such document except to the extent that they are attributable to the gross negligence or wilful default of the Security Trustee.

6.6 Security Trustee as a Secured Party Notwithstanding that the Security Trustee is also a Secured Party, the Security Trustee shall be entitled to take, or refrain from taking, in any capacity any action which it would be entitled to take, or refrain from taking, in that capacity if it were not acting in any other capacity. The Security Trustee may enter into any banking, financial or business contracts or any other transactions or arrangements with any of the Companies, the Secured Parties, or any other party to any UK Security Document, or any subsidiary, holding company or associated company thereof, (whether in relation to the Secured Obligations or in any other manner whatever) or in relation to the Trust Property. The Security Trustee shall not be required to disclose any such contract, transaction or arrangement to any of the Secured Parties and shall be in no way accountable to any of the Companies or (save as otherwise provided in this Deed) to any of the Secured Parties for any profits or benefits arising from any such contract or transaction or from any contract of loan or deposit or any other contract or transaction or arrangement which any person not being a trustee of this Deed could or might have entered into with any of the Companies or any other party to any UK Security Document, or any subsidiary, holding company or associated company thereof, or in relation to the Trust Property.

7	ADDITIONAL POWERS

The rights and trusts conferred upon the Security Trustee by this Deed and the UK Security Documents shall be in addition to any which may from time to time be vested in the Security Trustee by the general law.

8	APPOINTMENT AND RESIGNATION OF SECURITY TRUSTEES

8.1 Appointment The statutory power to appoint new or additional trustees shall be vested in the Security Trustee.

8.2 Separate Security Trustees At any time or times (whether for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed or for any other purpose or reason whatsoever), the Security Trustee shall have power to appoint any person to act either as separate trustee, or as co-trustee jointly with the Security Trustee, with (subject to the provisions of this Deed) such of the rights, powers and discretions (including the right to reasonable remuneration and indemnity), duties and obligations vested in the Security Trustee by this Deed or any UK Security Document as shall be conferred or imposed by the instrument of its or his appointment. The Security Trustee shall have power to remove any such separate trustee or co-trustee. Any such separate trustee or co-trustee shall be entitled to all rights, powers and discretions as are conferred on it or him by the Security Trustee by the instrument of its or his appointment. Such reasonable remuneration as the Security Trustee may pay to such person, together with any attributable reasonable costs, charges, losses, expenses and other reasonable sums expended, paid, incurred or debited in account in performing its or his function as such separate trustee or co-trustee, shall for the purposes of this Deed be treated as expended, paid, incurred or debited in account by the Security Trustee.

8.3 Resignation of Security Trustees

(a)	Subject to this Clause 8.3, the Security Trustee may resign its appointment under this Deed at any time without assigning any reason therefor by giving not less than 30 days’ prior written notice to that effect to the Administrative Agent and the Lenders and the Companies.

(b)	Subject to the prior satisfaction of the conditions set out in Clause 8.3(c), the resignation of the Security Trustee and appointment of a successor Security Trustee shall take effect upon the appointment of such successor Security Trustee pursuant to a deed of appointment duly executed and delivered by each party thereto, whereupon:

(i)	the retiring Security Trustee shall cease to be a party to the Loan Documents in its capacity as such and shall be discharged from any further obligation thereunder (but without prejudice to any liabilities accrued thereunder but unperformed by the retiring Security Trustee) but shall remain entitled to the benefit of this Deed; and

(ii)	the successor Security Trustee and each other party to the Loan Documents shall have the same rights and obligations amongst themselves as they would have had if the successor Security Trustee had been a party thereto in place of the retiring Security Trustee.

The retiring Security Trustee shall make available to the successor Security Trustee all records and documents held by it as Security Trustee, and shall co operate with the successor Security Trustee in order to ensure an orderly transition.

(c)	The Security Trustee shall not be entitled to resign unless and until:

(i)	all deeds and documents have been executed and all acts and things have been done which are necessary to transfer and vest in the successor Security Trustee all the rights, interests and obligations of the Security Trustee under the Loan Documents; and

(ii)	the Lenders are satisfied that the Security continues or will continue to constitute perfected and enforceable interests in favour of the successor Security Trustee,

and each of the Companies shall execute and deliver all deeds and documents and do all acts and things as the Lenders, the retiring Security Trustee or the successor Security Trustee may require in relation to the appointment of the successor Security Trustee provided that the Companies shall not be required to enter into any documents which contain terms more onerous than the terms contained within this Deed.

(d)	The successor Security Trustee shall promptly notify the other parties of its appointment.

(e)	The Companies shall pay to the successor Security Trustee reasonable remuneration.

8.4 Survival of Provisions If a successor to the Security Trustee is appointed under the provisions of Clause 8.2 (Separate Security Trustees), the retiring Security Trustee shall be discharged from any further obligations hereunder but shall remain entitled to the benefits of the provisions of Clause 6 (Security Trustee’s Rights and Duties), this Clause 8 and Clause 9 (Remuneration).

9	REMUNERATION

9.1

(a)

In the event of the occurrence of (i) an Event of Default which is continuing or (ii) the Security Trustee considering it necessary or expedient or (iii) being requested by a Company or any of the other Secured Parties to undertake duties which the Security

Trustee deems to be of an exceptional nature and/or outside the scope of the normal duties of the Security Trustee under the Loan Documents, the Companies shall pay to the Security Trustee any additional remuneration (together with any applicable VAT) as may be agreed between them.

(b)	If the Security Trustee and the Companies fail to agree upon whether such duties are of an exceptional nature or otherwise outside the scope of the normal duties of the Security Trustee under the Loan Documents or upon any additional remuneration, that dispute shall be determined by a investment bank (acting as an expert and not as an arbitrator) selected by the Security Trustee and approved by the Companies or, failing approval, nominated (on the application of the Security Trustee ) by the President for the time being of the Law Society of England and Wales (the costs and expense of the nomination and of the investment bank being payable by the Companies) and the determination of any investment bank shall be final and binding upon the parties to this Deed.

9.2 Each of the Companies shall, from time to time on demand of the Security Trustee, reimburse the Security Trustee for all costs and expenses (including reasonable legal fees) together with any applicable VAT incurred by the Security Trustee and any Receiver in connection with:

(a)	the negotiation, preparation and execution of this Deed and the UK Security Documents and the completion of the transactions and perfection of the Collateral contemplated in the UK Security Documents; and

(b)	the exercise, preservation and/or enforcement of any of the rights, powers and remedies of or the performance of the duties of the Security Trustee or any Receiver of the Security and any proceedings instituted by or against the Security Trustee and/or any Receiver as a consequence of taking or holding the Collateral or of enforcing those rights, powers and remedies (on a full indemnity basis).

9.3 The Companies shall jointly and severally pay all stamp, registration, notarial and other Taxes or fees paid or payable by the Security Trustee in connection with any action taken or contemplated by or on behalf of the Security Trustee for enforcing or resolving any doubt concerning, or for any other purpose in relation to this Deed or the other UK Security Documents and shall, from time to time, indemnify the Security Trustee on demand against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any Tax or fee.

9.4 The Companies shall jointly and severally, as a separate and independent obligation and notwithstanding any release or discharge of all or any part of the security constituted by the UK Security Documents, indemnify the Security Trustee and every Receiver or any person appointed by them under this Deed or any other UK Security Document (and their respective officers and employees) against all costs, claims, losses, expenses (including reasonable legal fees) and liabilities (together with any applicable VAT), whether or not reasonably foreseeable, incurred by any of them in relation to or arising out of;

(a)	any failure by any of the Companies to comply with obligations under this Clause 9,

(b)	the taking, holding, protection or enforcement of the security constituted by the UK Security Documents,

(c)	the exercise of any of the rights, powers, discretions and remedies vested in any of them by the Loan Documents or by law,

(d)	any default by any Company in the performance of any of the obligations expressed to be assumed by it in the Loan Documents, and

(e)	which otherwise relate to any of the security constituted by the UK Security Documents or the performance of the terms of this Deed or exercise of any of the rights, powers, discretions and remedies conferred on such parties by this Deed or any other Loan Document (otherwise than as a result of its gross negligence or wilful misconduct).

9.5 The Security Trustee may, in priority to any payment to the other Secured Parties, indemnify itself out of the assets the subject of any security constituted by the UK Security Documents in respect of, and pay and retain, all sums necessary to give effect to the indemnity in Clause 9.5 from the Companies and shall have a lien on such assets and the proceeds of the enforcement of the security in respect thereof for all moneys payable to it under this Clause.

9.6 Unless otherwise specifically stated in any discharge of this Deed the provisions of this Clause 9 shall continue in full force and effect notwithstanding such discharge.

10	TRANSFERS

10.1 Transfers by Secured Parties This Deed shall benefit the Security Trustee, each other Secured Party and each of their respective successors and permitted assigns and transferees. Any reference to any Secured Party or the Security Trustee shall be read and construed accordingly.

10.2 Accession to this Deed The parties hereto confirm that any person becoming a Lender in accordance with the terms and conditions of the Facility Agreement, shall be entitled to the benefits of the provisions contained herein as if originally named a party hereto. In addition, each party hereto (including parties subsequently becoming bound by this Deed) irrevocably authorises the Security Trustee to agree on its behalf with any other person intended to become a party hereto as a Secured Party to the execution of an Accession Undertaking so as to make such person a party to this Deed as a Secured Party. The parties hereto further agree that this authorisation is given to secure the interests of the parties under this Deed and is accordingly irrevocable.

10.3 Recognition of Transfers and Transferees The Security Trustee shall not be required to recognise any transfer or transferee which does not comply with the requirements of this Clause 10 (Transfers).

11	REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

11.1 No Implied Waivers, Remedies Cumulative Except as otherwise provided in this Deed, all rights, powers and discretions of the Security Trustee may be exercised at any time and from time to time at the absolute discretion of the Security Trustee. No failure on the part of the Security Trustee to exercise, and no delay on its part in exercising, any right, power or discretion under this Deed or any UK Security Document will operate as a waiver thereof, nor will any single or partial exercise of any right, power or discretion preclude any other or further exercise thereof or the exercise of any other right, power or discretion. The rights and remedies provided in this Deed and the UK Security Documents are cumulative and not exclusive of any rights or remedies provided by law.

11.2 Amendments, Waivers and Consents Any provision of this Deed and the other UK Security Documents may be amended, released or a waiver given in respect of it only if the Companies and the Requisite Lenders so agree in writing. Any such waiver, release and any consent or approval by the Security Trustee under this Deed or the other UK Security Documents, shall not be effective unless it is in writing, may be given subject to any conditions thought fit by the person(s) giving it may be withdrawn or modified at any time, and shall be effective only in the instance and for the purpose for which it is given.

11.3 Determinations Any determination by the Security Trustee pursuant to this Deed shall be conclusive in the absence of manifest error.

12	PARTIAL INVALIDITY

The illegality, invalidity or unenforceability of any provision of this Deed under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

13	PERPETUITY PERIOD

The perpetuity period for each trust created by this Deed shall be eighty years from the date of this Deed.

14	COUNTERPARTS

This Deed may be executed in any number of counterparts, each of which when executed and delivered constitutes an original of this Deed, but all the counterparts shall together constitute one and the same agreement.

15	GOVERNING LAW

This Deed shall be governed by and construed in accordance with the laws of England.

16	JURISDICTION

16.1	Jurisdiction of English Courts

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed and the other UK Security Documents to which a Company is a party).

(b)	The parties agree that the courts of England are the most appropriate and convenient courts to settle such disputes and accordingly no party shall argue to the contrary.

(c)	This Clause 16.1 is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to such a dispute in any other court with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

IN WITNESS whereof this Deed has been entered into as a deed on the date stated at the beginning.

SCHEDULE 1

Form of Accession Undertaking

To: The Security Trustee, on its own behalf and on behalf of each of the other parties to the Security Trust Deed referred to below.

THIS UNDERTAKING is made the              day of             , [             ] by the new Secured Party (the “Acceding Secured Party”) in relation to the Security Trust Deed (the “Security Trust Deed”) dated [            ] February 2005 between, inter alia, the Companies and the Security Trustee. Terms defined in the Security Trust Deed shall bear the same meanings herein.

In consideration of the Acceding Secured Party being accepted as a Secured Party for the purposes of the Security Trust Deed by the parties thereto as from such date, the Acceding Secured Party hereby confirms that, as from [date], it intends to be party to the Security Trust Deed as a Secured Party, undertakes to perform all the obligations expressed therein to be assumed by Secured Parties and agrees that it shall be bound by all the provisions of the Security Trust Deed, as if it had been an original party thereto.

This Undertaking shall be governed by and construed in accordance with English law.

Executed as a Deed by:

[Name of acceding party]

acting by: [                                 ]

in the presence of:

Name:

Address:

Countersigned by the Security Trustee

for and on behalf of Date:	Date:

SIGNATORIES

THE COMPANIES

Executed as a deed by		)
CONSTAR INTERNATIONAL U.K.		)
LIMITED		)	/s/ FRANK E. GREGORY
acting by		)	Director
and		)
		)	/s/ I. ATKINSON
		)	Director/Secretary

THE SECURITY TRUSTEE

Executed as a deed by		)
CITIBANK, N.A.,		)
LONDON BRANCH		)	/s/ DAVID JAFFE
acting by		)	Title:
and		)
)
		)	Title:

THE SECURED PARTIES

Executed as a deed by	)
CITICORP USA, INC.	)
as Swing Loan Lender	)
acting by its attorney	)
in the presence of:	)

Executed as a deed by	)
CITICORP USA, INC.	)		/s/ David Jaffe
as Lender	)		Title:
acting by its attorney	)
in the presence of:	)		Title:

SIGNATURE PAGE 1 OF 2 TO THE SECURITY TRUST DEED

Executed as a deed by	)
CITICORP NORTH	)
AMERICA, INC.	)
as Lender	)		Title:
acting by its attorney	)
in the presence of:	)		Title:

ADMINISTRATIVE AGENT

Executed as a deed by		)
CITICORP USA, INC.		)
as Administrative Agent		)	Title:
acting by its attorney		)
in the presence of:		)	Title:
)

ISSUER

Executed as a deed by		)
CITIBANK N.A.		)
as Issuer		)	Title:
acting by its attorney		)
in the presence of:		)
		)	Title:

SIGNATURE PAGE 2 OF 2 TO THE SECURITY TRUST DEED